OMNICOM GROUP INC.
                               437 Madison Avenue
                            New York, New York 10022

                  NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

              Meeting Date: ..........  Tuesday, May 24, 2005

              Time: ..................  10:00 a.m. Central Time

              Place: .................  Omnicom Management Services
                                        Harwood Center
                                        Suite 1700
                                        1999 Bryan Street
                                        Dallas, TX 75201

              Subject: ...............  Election of directors

                                        Approval of the Senior Management
                                        Incentive Plan

                                        Ratification of the appointment of KPMG
                                        LLP as our independent auditors for the
                                        2005 fiscal year

            Record Date: .............  April 8, 2005

      Shareholders will also transact any other business that is properly presented at the meeting. At this time, we know of no other matters that will be presented.

      The Board recommends that shareholders vote FOR the election of the directors, approval of the Senior Management Incentive Plan and ratification of the appointment of KPMG LLP.

      Please sign and return your proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you plan to attend the 2005 Annual Meeting.

                                                              MICHAEL J. O'BRIEN
                                                                   Secretary

New York, New York
April 25, 2005

                                    CONTENTS

                                                                            Page

CORPORATE GOVERNANCE ......................................................    1
   Board Composition; Shareholder Communications;
     Stock Ownership Guidelines ...........................................    1
   Board Operations .......................................................    2
   Director Attendance ....................................................    4
   Director Compensation ..................................................    4
   Ethical Business Conduct ...............................................    5
ITEM 1: ELECTION OF DIRECTORS .............................................    5
ITEM 2: APPROVAL OF THE SENIOR MANAGEMENT INCENTIVE PLAN ..................    8
   Overview ...............................................................    8
   Administration .........................................................    8
   Eligibility and Participation ..........................................    8
   Bonus Awards ...........................................................    8
   New Plan Benefits ......................................................    9
EXECUTIVE COMPENSATION ....................................................   10
   Summary Compensation Table .............................................   10
   Stock Options ..........................................................   11
   Compensation Committee Report on Executive Compensation ................   12
   Employment and Salary Continuation Agreements ..........................   14
EQUITY COMPENSATION PLANS .................................................   15
PERFORMANCE GRAPH .........................................................   15
STOCK OWNERSHIP ...........................................................   16
EXECUTIVE OFFICERS ........................................................   17
ITEM 3: RATIFICATION OF THE APPOINTMENT OF
        INDEPENDENT AUDITORS ..............................................   17
   Fees Paid to Independent Auditors ......................................   18
   Audit Committee Report .................................................   18
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ...................   19
ADDITIONAL INFORMATION ....................................................   19
   Quorum; Required Vote; Effect of an
     Abstention and Broker Non-Votes ......................................   19
   Voting .................................................................   20
   Voting by Street Name Holders ..........................................   20
   Default Voting .........................................................   20
   Right to Revoke ........................................................   20
   Tabulation of Votes ....................................................   21
   Expense of Solicitation ................................................   21
   Incorporation by Reference .............................................   21
   Availability of Certain Documents ......................................   21
SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING .........................   21
APPENDIX A -- AUDIT COMMITTEE CHARTER .....................................  A-1
APPENDIX B -- SENIOR MANAGEMENT INCENTIVE PLAN ............................  B-1

                               OMNICOM GROUP INC.
                               437 Madison Avenue
                            New York, New York 10022

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

      The Board of Directors of Omnicom Group Inc., a New York corporation ("Omnicom", "we", "us" or "our"), is using this Proxy Statement to solicit proxies for our 2005 Annual Meeting of Shareholders on Tuesday, May 24, 2005, at 10:00 a.m. Central Time, at the Harwood Center, Suite 1700, 1999 Bryan Street, Dallas, Texas and at any adjournments or postponements of the Annual Meeting. This Proxy Statement and the accompanying proxy card are being mailed on or about April 25, 2005.

      Holders of our common stock, par value $0.15 per share, as of the close of business on April 8, 2005 will be entitled to vote their shares at the 2005 Annual Meeting. On that date, there were 183,672,214 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting.

      You can vote your shares:

            o     by returning the enclosed proxy card;

            o     through the Internet at the website shown on the proxy card;

            o by telephone using the toll-free number shown on the proxy card; or

            o     in person at the 2005 Annual Meeting.

      Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on Thursday, May 19, 2005, for shares held in our employee retirement savings plan and/or our employee stock purchase plan, and by 11:59 p.m. Eastern Time on Monday, May 23, 2005, for all other shares. Internet and telephone voting are available 24 hours a day and, if you use one of these methods, you do not need to return a proxy card. If you attend the meeting and vote in person, your vote will supersede any earlier voting instructions.

      Additional information about the meeting is included below in this Proxy Statement in the section entitled "Additional Information".

                              CORPORATE GOVERNANCE

Board Composition; Shareholder Communications; Stock Ownership Guidelines

      Our Board currently consists of 11 directors: nine independent or outside directors, our Chairman of the Board (Bruce Crawford) and our CEO (John Wren). Due to the declassification of our Board in 2003, each director stands for election annually. Biographical information and information about the committees on which our directors serve is included below in this Proxy Statement in the section entitled "Election of Directors".

      Our Board has determined that all of our outside directors are "independent" within the meaning of the rules of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, Inc. ("NYSE"), as well as under our Corporate Governance Guidelines. In determining that each of our outside directors is independent, the Board considered that, although infrequently, Omnicom and its subsidiaries sometimes, in the ordinary course of business, sell products and services to, and/or purchase products and services from, entities (including charitable foundations) with which certain directors are affiliated. The Board determined that these transactions were not otherwise material to the entity or Omnicom and that none of our directors had a material interest in the transactions with these entities. The Board therefore determined that none of these relationships impaired the independence of any outside director.

      As a matter of policy, the independent directors regularly meet by themselves in executive session, and met five times in 2004. Mr. Purcell, the Chairman of our Governance Committee, presided at these executive sessions.

      Interested parties, including shareholders, may communicate (if they wish, on a confidential, anonymous basis) directly with the independent directors as a group, with the Board as a whole or with any individual director by writing to our corporate secretary at the address above. Communications that are intended specifically for the independent directors or any individual director (including the presiding director of the executive sessions of our independent directors) should clearly state that the independent directors or the individual director is the intended recipient of such communication and such communications should be marked "Confidential".

      The Board encourages stock ownership by directors and senior managers. As described below, on average approximately one-half of the directors' annual compensation is paid in stock and directors are permitted to elect to receive all or a portion of their cash director compensation in common stock. Information about stock ownership by our directors and executive officers is included below in this Proxy Statement in the section entitled "Stock Ownership". The Board adopted stock ownership guidelines for our directors in 2004. The director guidelines provide, in general, that our directors must own Omnicom stock equal to or greater than five times their annual cash retainer within five years of adoption of the guidelines or within five years of their joining the Board, whichever is later.

Board Operations

      Our Board met nine times during 2004. The Board's policy is generally to conduct specific oversight tasks through committees, with the objective of freeing the Board as a whole to focus on strategic matters as well as particular tasks that by law or custom require the attention of the full Board. Our Board has established five standing committees, functioning in the following areas:

            o     audit and financial reporting

            o     management/compensation

            o     corporate governance

            o     finance and acquisitions/divestitures

            o     qualified legal compliance

      Each of the committees operates under a written charter recommended by the Governance Committee and approved by the Board and the Board operates pursuant to our Corporate Governance Guidelines. The Board recently approved certain revisions to update charters for the Audit Committee, the Governance Committee and the Compensation Committee. Each Board committee is authorized to retain its own outside advisors. Our Corporate Governance Guidelines and committee charters are posted on our website at www.omnicomgroup.com.

      Audit Committee: The Audit Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to financial reporting. In this regard, the committee assists Board oversight of (1) the integrity of our financial statements, (2) compliance with legal and regulatory requirements, (3) the qualifications and independence of our independent auditors, and (4) the performance of our internal audit function and independent auditors. Furthermore, the Audit Committee prepares the report included below in the section entitled "Audit Committee Report". Among other responsibilities, the Audit Committee has the power to retain or dismiss, and to approve the compensation of, our independent auditors.

      The members of our Audit Committee are Messrs. Murphy (Committee Chair), Clark, Cook and Henning. The Board has determined that each member of our Audit Committee is "independent" within the meaning of the rules of both the NYSE and the SEC. The Board has also determined that each member of our Audit Committee is an "audit committee financial expert" within the meaning of the rules of the SEC, and is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE.

      The Audit Committee met 14 times last year.

      The Audit Committee's charter is included as Appendix A to this Proxy Statement.

      Compensation Committee: The Compensation Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to compensation matters, to prepare a report on executive compensation for inclusion in our annual Proxy Statement and to serve as the Board committee authorized to administer and approve awards under our equity and other compensation plans.

      The members of our Compensation Committee are Messrs. Roubos (Committee Chair) and Coleman and Ms. Denison and Ms. Rice. The Board has determined that each member of our Compensation Committee is "independent" within the meaning of the rules of the NYSE.

      The Compensation Committee met six times last year.

      The report of the Compensation Committee is included below in this Proxy Statement in the section entitled "Compensation Committee Report on Executive Compensation".

      Governance Committee: The Governance Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to the composition of the Board and certain corporate governance matters. As part of its responsibilities, the committee considers and makes recommendations to the full Board with respect to the following matters:

            o nominees for election to the Board and committees it establishes from time to time and criteria therefor;

            o     the functions of the Board committees;

            o standards and procedures for review of the Board's performance;

            o Omnicom's corporate governance policies generally, including with respect to director qualification standards, responsibilities, access to management and independent advisors, compensation, orientation and education and performance evaluation;

            o     management succession;

            o the Code of Conduct applicable to our directors, officers and employees; and

            o the Governance Committee's performance of its own responsibilities.

      The members of our Governance Committee are Messrs. Purcell (Committee Chair), Clark, Coleman and Murphy, and Ms. Denison and Ms. Rice. The Board has determined that each member of our Governance Committee is "independent" within the meaning of the rules of the NYSE.

      The Governance Committee met six times last year.

      Nominations for director may be made only by the Board or a Board committee, or by a shareholder entitled to vote who delivers notice along with the additional information and materials required by our by-laws to our corporate secretary not later than 60 days prior to the date set for the annual meeting. You can obtain a copy of the full text of the by-law provision noted above by writing to our corporate secretary at our address on the cover of this Proxy Statement. Our by-laws have also been filed with the SEC.

      The Governance Committee will consider all candidates recommended by our shareholders in accordance with the procedures included in our by-laws and this Proxy Statement. We did not receive any recommended nominees from shareholders this year. Any future director candidates recommended by shareholders that are properly submitted will be considered in the same manner in which the Governance Committee evaluates nominees submitted by the Board or Governance Committee.

      Our Board seeks to assure that it is composed of individuals with substantial experience and judgment from diverse backgrounds but, except for the requirement that a substantial majority be independent, non-management directors, we do not have rigid director qualification requirements. However, our Governance Committee will consider the following qualifications and skills of director nominees:

            o     their independence;

            o their background and experience in relation to other members of the Board; and

            o their commitment to the time required to discharge their duties.

      The Governance Committee reviews the composition of the Board at least annually and recommends to the full Board nominees for election. The Governance Committee identifies the skills and experience needed to replace any departing director and may perform research to identify director candidates. The Governance Committee has the power to engage third parties to assist in identifying and evaluating potential nominees.

      Finance Committee: The Finance Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to financial matters affecting Omnicom, including in respect of acquisitions, divestitures and financings.

      The members of our Finance Committee are Messrs. Crawford (Committee Chair), Purcell and Roubos.

      The Finance Committee met 11 times last year.

      Qualified Legal Compliance Committee: The Board of Directors authorized the establishment of a Qualified Legal Compliance Committee ("QLCC") in September 2004. The QLCC is comprised of the current members of our Audit Committee. The purpose of the QLCC is to receive, investigate and recommend responses to reports made by attorneys employed or retained by Omnicom or one of its subsidiaries of evidence of a material violation of U.S. federal or state securities law, a material breach of fiduciary duty arising under U.S. federal or state law or a similar material violation of any U.S. federal or state law. The QLCC only meets when necessary and did not meet in 2004.

Director Attendance

      Each of our directors attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during 2004 (in each case, which were held during the period for which he or she was a director). Attendance at Board and committee meetings during 2004 averaged 98% for the directors as a group. Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we do encourage our directors to attend. In 2004, all of our directors attended the Annual Meeting and it is anticipated that all will attend this year absent unforeseen events.

Director Compensation

      Directors who are not current or former employees of Omnicom or its subsidiaries are paid:

            o     an annual retainer of $60,000;

            o $2,000 for attendance at a Board or committee meeting in person, $1,000 for participation by telephone or video conference at any regularly scheduled meeting and $2,000 for participation by telephone or video conference at any special meeting; and

            o in accordance with our Director Equity Plan approved by shareholders at our 2004 Annual Meeting, common stock each quarter equal in value at the time of award to $17,500.

      The Chair of our Audit Committee receives an additional fee of $10,000 each year. We do not have a retirement plan for directors.

      Our Director Equity Plan provides that each director may elect to receive all or a portion of his or her cash director compensation for the following year's service in common stock. Directors may also elect to defer any common shares payable to them, which will be credited to a bookkeeping account in the directors' names. These elections generally must be made prior to the start of the calendar year for which the fees would be payable. The number of shares of common stock delivered or credited to a director's account will be based on the fair market value of our common stock on the first trading day immediately preceding the date the fees would have been paid to the director.

      Directors who are also employees of Omnicom receive no compensation for serving as directors.

Ethical Business Conduct

      We have a Code of Conduct in place designed to assure that our business is carried out in an honest and ethical way. The Code of Conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements and otherwise act with integrity. In addition, we have adopted a Code of Ethics for Senior Financial Officers regarding ethical action and integrity relating to financial matters applicable to our senior financial officers. Our Code of Conduct and Code of Ethics for Senior Financial Officers are available on our website at www.omnicomgroup.com, and are also available in print to any shareholder that requests them. We will disclose any future amendments to, or waivers from, certain provisions of these ethical policies and standards for senior financial officers, executive officers and directors on our website within the time period required by the SEC and the NYSE.

      We also have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, as well as possible violations of our Code of Conduct or Code of Ethics for Senior Financial Officers. The procedures are posted on our website and the websites of our various global networks.

                          ITEM 1: ELECTION OF DIRECTORS

      The current 11 members of the Board have been nominated to continue to serve as directors for another year. All of the nominees have been recommended for re-election to the Board by our Governance Committee and approved and nominated for re-election by the Board.

      The Board recommends that shareholders vote FOR all nominees.

      The Board has no reason to believe that any of the nominees would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board prior to the meeting may select a substitute nominee or undertake to locate another director after the meeting. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the substitute nominee.

      In accordance with our by-laws, directors are elected by a plurality of the votes cast. That means the nominees will be elected if they receive more affirmative votes than any other nominees. Our form of proxy permits you to withhold your vote for particular nominees. However, shares represented by proxies so designated will count as being present for purposes of determining a quorum and will not affect whether a given nominee is elected because directors are elected by a plurality of the shares voted at a meeting at which a quorum is present. Such proxies may also be voted on other matters, if any, that may be properly presented at the meeting.

      Set forth below is biographical and other information, as of the date of the mailing of this Proxy Statement, about our nominees for election as director, which was confirmed by them for inclusion in this Proxy Statement.

[PHOTO OMITTED] John D. Wren                    Mr. Wren is President and Chief
                Age: 52                         Executive Officer of Omnicom, a
                Director since 1993             position he has held since
                                                January 1997. Prior to 1997, he
                                                served as President of Omnicom.

[PHOTO OMITTED] Bruce Crawford                  Mr. Crawford is Chairman of
                Age: 76                         Omnicom, a position he has held
                Director since 1989             since 1995. He is also Chairman
                Chairman of the Finance         of Lincoln Center in New York
                Committee                       City.

[PHOTO OMITTED] Robert Charles Clark            Mr. Clark is Harvard University
                Age: 61                         Distinguished Service Professor,
                Director since 2002             Harvard Law School. He was Dean
                Member of the Audit and         of Harvard Law School from July
                Governance Committees           1989 through June 2003. He has
                                                served as professor of law at
                                                Harvard since 1979, and before
                                                that, was a tenured professor at
                                                Yale Law School. His specialty
                                                is corporate law. Mr. Clark is a
                                                director of Collins & Aikman
                                                Corp. and Time Warner, Inc. Mr.
                                                Clark is also a member of the
                                                Board of Trustees of Teachers
                                                Insurance and Annuity
                                                Association (TIAA).

[PHOTO OMITTED] Leonard S. Coleman, Jr.         Mr. Coleman is Senior Advisor,
                Age: 56                         Major League Baseball, a
                Director since 1993             position he has held since
                Member of the Compensation      November 1999. Previously, he
                and Governance Committees       was Chairman of Arena Co., a
                                                subsidiary of Yankees/Nets,
                                                until September 2002. Before
                                                that, he was President, National
                                                League, Major League Baseball.
                                                Mr. Coleman is a director of
                                                Cendant Corporation, H.J. Heinz
                                                Corporation, Churchill Downs
                                                Inc., Aramark Corporation and
                                                Electronic Arts Inc.

[PHOTO OMITTED] Errol M. Cook                   Mr. Cook is a private investor
                Age: 65                         and consultant. Previously, he
                Director since 2003             was a managing director and
                Member of the Audit Committee   partner of Warburg Pincus from
                                                March 1991 until his retirement
                                                in February 1999. Before that,
                                                Mr. Cook was a Senior Partner of
                                                Ernst & Young (August
                                                1961-September 1989) and a
                                                Managing Director of Schroders
                                                (September 1989-March 1991). Mr.
                                                Cook is also a director of
                                                Journal Register Company.

[PHOTO OMITTED] Susan S. Denison                Ms. Denison is a partner of Cook
                Age: 59                         Associates, an executive search
                Director since 1997             firm, a position she has held
                Member of the Compensation      since June 2001. Previously, she
                and Governance Committees       served as a Partner at TASA
                                                Worldwide/Johnson, Smith &
                                                Knisely and the Cheyenne Group.
                                                She also served as Executive
                                                Vice President, Madison Square
                                                Garden and Executive Vice
                                                President and General Manager at
                                                Showtime Networks.

[PHOTO OMITTED] Michael A. Henning              Mr. Henning was Deputy Chairman
                Age: 64                         of Ernst & Young from December
                Director since 2003             1999 to October 2000 and Chief
                Member of the Audit Committee   Executive Officer of Ernst &
                                                Young International from
                                                September 1993 to December 1999.
                                                He is a director of CTS
                                                Corporation.

[PHOTO OMITTED] John R. Murphy                  Mr. Murphy is Vice Chairman of
                Age: 71                         National Geographic Society, a
                Director since 1996             position he has held since March
                Chairman of the Audit           1998. From May 1996 until March
                Committee and member of the     1998, Mr. Murphy was President
                Governance Committee            and Chief Executive Officer of
                                                National Geographic Society. He
                                                is a trustee of Mercer
                                                University, a trustee and
                                                Chairman of the Board of
                                                Mercantile Mutual Funds, a
                                                director of SIRSI Inc. and a
                                                director and Chairman of the
                                                Board of eMotion Inc. Mr. Murphy
                                                is also a past president of the
                                                U.S. Golf Association.

[PHOTO OMITTED] John R. Purcell                 Mr. Purcell is Chairman and
                Age: 73                         Chief Executive Officer of
                Director since 1986             Grenadier Associates Ltd., a
                Chairman of the Governance      merchant banking and financial
                Committee and member of the     advisory firm. He served as
                Finance Committee               Chairman of Donnelley Marketing,
                                                Inc., a database direct
                                                marketing firm, from 1991 to
                                                1996. He is also a director of
                                                Bausch & Lomb Inc. and
                                                Technology Solutions Co.

[PHOTO OMITTED] Linda Johnson Rice              Ms. Rice is President and Chief
                Age: 47                         Executive Officer of Johnson
                Director since 2000             Publishing Company, Inc. and
                Member of the Compensation      President of Fashion Fair
                and Governance Committees       Cosmetics, a division of Johnson
                                                Publishing. Ms. Rice is a
                                                director of Bausch & Lomb Inc.,
                                                Kimberly-Clark Corporation and
                                                MoneyGram International Inc.

[PHOTO OMITTED] Gary L. Roubos                  Mr. Roubos was Chairman of Dover
                Age: 68                         Corporation, a diversified
                Director since 1986             industrial manufacturing
                Chairman of the Compensation    corporation, from May 1989 to
                Committee and member of the     May 1999, and Chief Executive
                Finance Committee               Officer of that company from
                                                January 1981 to May 1994. He is
                                                also a director of ProQuest
                                                Company.

            ITEM 2: APPROVAL OF THE SENIOR MANAGEMENT INCENTIVE PLAN

      Upon the recommendation of the Compensation Committee, the Board of Directors has unanimously approved the adoption of the Senior Management Incentive Plan (the "Incentive Plan"), subject to approval by our stockholders at the Annual Meeting.

Overview

      The Incentive Plan is being submitted to stockholders for their approval. Under the Incentive Plan, if approved, payments of bonuses will constitute "qualified performance-based compensation" under the provisions of section 162(m) of the Internal Revenue Code (the "Code"), which limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain "covered employees", unless the compensation is "qualified performance-based compensation."

      Under Treasury Regulations promulgated pursuant to section 162(m) of the Code, certain conditions must be satisfied in order for compensation to qualify as performance-based, including: (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals and (ii) the material terms of the compensation and the performance goals must be disclosed to and approved by stockholders before payment. In an effort to structure the compensation paid to covered employees so as to qualify as "performance-based compensation" under section 162(m) of the Code, the Board of Directors adopted the Incentive Plan subject to stockholder approval at the Annual Meeting. Notwithstanding the adoption of the Incentive Plan and its submission to stockholders, we reserve the right to pay our employees, including participants in the Incentive Plan, other amounts which may or may not be deductible under section 162(m) or other provisions of the Code.

      The following summary of the material terms of the Incentive Plan is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached hereto as Appendix B.

Administration

      The Incentive Plan generally will be administered by a committee of the Board of Directors made up of at least two directors, each of whom is an "outside director" within the meaning of section 162(m) of the Code (the "Committee"). Unless otherwise determined by the Board of Directors, the Compensation Committee will constitute the Committee. The Board of Directors, may, at any time, terminate or amend the Incentive Plan. The Board of Directors may (but is not required to) seek stockholder approval of amendments to the Incentive Plan.

Eligibility and Participation

      Executive officers selected by the Committee are eligible to participate in the Incentive Plan. Individuals will be selected to participate in the Incentive Plan for a fiscal year cycle (or portion of a fiscal year cycle) (each a "Performance Period"). Participants who are selected to participate in the Incentive Plan will be paid a Bonus (as defined below) based upon Omnicom's "Earnings" (as defined below).

      The Committee will select the executive officers to participate in the Incentive Plan for the current Performance Period, which began on April 1, 2005 and will run through December 31, 2005, and for each subsequent Performance Period. In its discretion, the Committee may add participants to, or remove participants from, the Incentive Plan at any time during a Performance Period or otherwise, except that no participant may be added after the 90th day after the beginning of a Performance Period or otherwise unless consistent with the requirements of section 162(m) of the Code.

Bonus Awards

      Each participant in the Incentive Plan may be paid a bonus of up to 2% of Omnicom's Earnings in such Performance Period, reduced in the discretion of the Committee by such amount, if any, as the Committee deems appropriate (a participant's bonus amount for each Performance Period, as so reduced, the "Bonus").

      Bonuses will be payable, as determined by the Committee, in cash and/or equity-based awards. To the extent that equity-based awards are granted in lieu of cash they will be granted under another plan maintained by Omnicom. The cash equivalent value of such awards shall be determined by the Committee, provided that in determining the number of restricted or deferred stock units (payable in cash or shares of our common stock), restricted shares of our common stock or unrestricted shares of our common stock that is equivalent to a dollar amount, that dollar amount shall be divided by the closing price of our common stock on the date of grant by the Committee (with fractional shares being rounded to the nearest whole share). Any equity-based award will be subject to such terms and conditions (including vesting requirements) as the Committee may determine.

      Unless the Committee indicates otherwise, if a participant's employment with Omnicom terminates for any reason before the end of a Performance Period, the Committee will have the discretion to determine whether such participant's Bonus will be forfeited or reduced on a pro-rata basis to reflect the portion of such fiscal year the participant was employed by Omnicom, or to make other arrangements as the Committee deems appropriate.

      Omnicom's Earnings means Omnicom's operating income before taxes, incentive compensation and extraordinary gains or losses as reported in its audited consolidated financial statements for the relevant Performance Period, adjusted to eliminate, with respect to such Performance Period: (i) losses related to the impairment of goodwill and other intangible assets, (ii) restructuring expenses, (iii) gains or losses on disposal of assets or segments of the previously separate companies of a business combination within two years of the date of such combination, (iv) gains or losses that are the direct result of a major casualty or natural disaster, (v) losses resulting from any newly-enacted law, regulation or judicial order; and (vi) the cumulative effect of accounting changes.

      The above adjustments to Earnings shall be computed in accordance with GAAP. Following the completion of each Performance Period, the Committee will certify in writing the Earnings for such Performance Period.

New Plan Benefits

      The amount of each participant's Bonus for the current Performance Period (which runs from April 1, 2005 through December 31, 2005) will be determined based on Earnings for the Performance Period and, in addition, will be subject to the Committee's right to reduce any participant's Bonus by any amount in its sole discretion. As a result, we cannot determine the amount that would be payable under the Incentive Plan to any participant for the current Performance Period. Moreover, because the Committee can reduce each participant's Bonus determined under the Incentive Plan's formula by any amount in its discretion, we cannot determine the amount that would have been paid to any person under the Incentive Plan had it been in effect in the 2004 fiscal year. While the terms of the Plan, if it had been in effect for the 2004 fiscal year, would have derived a maximum bonus for each executive officer in an amount equal to 2% of Omnicom's Earnings for fiscal 2004, the Compensation Committee would have exercised its discretion to reduce each participant's Bonus and the Bonuses paid would have been the same as those actually determined for 2004. The Compensation Committee does not currently intend to materially change its criteria for awarding Bonuses. See the Summary Compensation Table below for the bonuses the Committee actually determined to pay to our named executive officers for the 2004 fiscal year.

      Adoption of the Incentive Plan, upon the recommendation of the Compensation Committee, was approved by the Board of Directors subject to the receipt of stockholder approval. If the Incentive Plan is not approved by stockholders, no amounts will be payable under the Incentive Plan.

The Board recommends that shareholders vote FOR the adoption of the Senior Management Incentive Plan.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table summarizes the total compensation for each of the last three years (unless otherwise indicated) for the Chief Executive Officer and for each of our four most highly compensated executive officers during 2004. These five persons are referred to collectively as the "named executive officers" in this Proxy Statement.

                                                          Annual Compensation                    Long-Term Compensation Awards
                                               ------------------------------------------  ----------------------------------------
                                                                                                            Shares
             Name and                                                          Other        Restricted    Underlying     All Other
             Principal                                                        Annual          Stock          Stock     Compensation
             Position                 Year      Salary($)   Bonus($)(1)   Compensation(2)  Awards($)(3)   Options (#)     ($)(4)
             ---------                ----     ----------   -----------   ---------------  ------------   -----------  ------------
John D. Wren ....................     2004     $1,000,000   $4,000,000       $193,159               --           --       $14,594
  President and Chief                 2003      1,000,000    1,100,000             --               --           --        10,117
  Executive Officer of                2002        875,000           --             --               --           --         5,944
  Omnicom

Jean-Marie Dru ..................     2004     $1,004,796   $2,500,000       $ 74,080               --           --       $45,387
  President and Chief                 2003        938,275           --             --       $1,226,025           --        40,806
  Executive Officer of                2002        813,022           --             --          475,900           --        33,611
  TBWA Worldwide

Kenneth R. Kaess, Jr ............     2004     $  825,000   $1,875,000             --               --           --       $18,359
  President and Chief                 2003        806,000      525,000             --       $  305,980           --         9,774
  Executive Officer of
  DDB Worldwide(5)

Andrew Robertson ................     2004     $  900,000   $1,850,000       $ 67,418               --           --       $17,432
  Chairman and Chief
  Executive Officer of
  BBDO(6)

Randall Weisenburger ............     2004     $  975,000   $3,500,000             --               --           --       $12,300
  Executive Vice                      2003        975,000      350,000             --       $1,147,425           --         8,000
  President and Chief                 2002        750,000           --             --               --      300,000        12,000
  Financial Officer of
  Omnicom

----------
(1) The named executive officers elected to receive reduced cash bonuses for 2003 and some of them elected to receive no cash bonuses in 2002, even though they had satisfied the performance criteria established by the Compensation Committee.

(2) The amounts in this column include perquisites and other personal benefits where the total incremental cost of all perquisites and other personal benefits exceeds $50,000 per year. Where no amount is shown, the value of the perquisites or personal benefits provided was less than the minimum amount required to be reported. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to Omnicom and its subsidiaries.

      For Mr. Wren, the 2004 total includes $193,159 for personal use of aircraft hours, which reflects the incremental cost after amounts Mr. Wren reimbursed Omnicom using the Standard Industrial Fare Level (SIFL) tables prescribed under IRS regulations. Prior to 2004, Omnicom calculated the cost of the personal use using the SIFL tables. Mr. Wren has reimbursed and continues to reimburse Omnicom for the entire SIFL amount promptly after incurring the cost of a flight. For Mr. Dru, the 2004 total includes $33,653 for payment of professional fees and $27,435 for the cost of family travel. For Mr. Robertson, the 2004 total includes $22,562 for auto lease payments and $29,510 for family travel.

(3) The value shown above represents the pre-tax value of the restricted shares based on the reported closing price of our common shares on the date of the award. One-fifth of the restricted shares granted vest on each of the first five anniversaries of the grant. Dividends will be payable on the shares to the extent paid on Omnicom's common stock generally, regardless of whether the shares are vested or unvested at the time. The total number and value of restricted shares owned by the named executive officers on December 31, 2004 based on the year-end market price ($84.32) were as follows:

      o Mr. Dru held 23,000 restricted shares with a pre-tax value of $1,939,360.

      o Mr. Kaess held 10,776 restricted shares with a pre-tax value of $908,632.

      o Mr. Robertson held 11,500 restricted shares with a pre-tax value of $969,680.

      o Mr. Weisenburger held 19,980 restricted shares with a pre-tax value of $1,684,714.

(4)   All other compensation consists of:

      o employer contributions to one or more retirement savings plans in the amount of $12,300 on behalf of each of Messrs. Wren and Weisenburger, and $16,400 on behalf of each of Messrs. Kaess and Robertson;

      o social security and retirement costs in the amount of $42,079 to Mr. Dru, which are mandatory in France; and

      o employer premium payments for life insurance in the amount of $2,294 for Mr. Wren, $1,959 for Mr. Kaess, $3,308 for Mr. Dru, and $1,032 for Mr. Robertson.

(5)   Mr. Kaess was not an executive officer prior to 2003.

(6)   Mr. Robertson was not an executive officer prior to 2004.

Stock Options

      Option Grants in Last Fiscal Year: No stock options were granted to the named executive officers in 2004.

      Aggregated Option Exercise Last Year and Year-End Option Values: The following table provides information about option exercises by the named executive officers in 2004, and the value of their unexercised options at the end of 2004. The value realized was calculated by subtracting the exercise price from the fair market value of our common stock on the exercise date. The value of unexercised in-the-money options at December 31, 2004 was calculated by subtracting the exercise price of in-the-money options from the closing sales price ($84.32) of our common stock on December 31, 2004.

                                                                                      Number of Shares
                                                                                         Underlying            Value of Unexercised
                                                                                         Unexercised               In-the-Money
                                                     Number                               Options at                Options at
                                                   of Shares                         December 31, 2004(#)      December 31, 2004($)
                                                  Acquired on       Value                Exercisable/              Exercisable/
       Name                                       Exercise (#)   Realized ($)           Unexercisable             Unexercisable
       ----                                       ------------   ------------        --------------------      --------------------
John D. Wren (1) .........................          120,000       $8,270,472         2,790,000/1,500,000     $53,364,965/$7,230,000
Jean-Marie Dru (1) .......................             --             --               268,333/166,667        $5,492,214/$3,661,674
Kenneth R. Kaess, Jr. (1) ................           25,000       $  491,500           220,556/186,667        $1,513,765/$3,661,674
Andrew Robertson (1) .....................             --             --               73,333/166,667          $733,126/$3,661,674
Randall Weisenburger (1)(2) ..............             --             --              1,089,999/710,001      $14,740,428/$18,666,822

----------
(1) Each of the named executive officers has stock options granted under the 2001 Long-Term Shareholder Value Plan (the "2001 Plan"), some of which are unexercisable. In general, unexercised options granted under the 2001 Plan are cancelled on termination of employment, except that otherwise exercisable options may be exercised within five business days of such termination. In certain limited circumstances, including the retirement, involuntary termination, death or total disability of the executive, those options would become exercisable in full and remain exercisable for the balance of their term. In order to be eligible for acceleration upon retirement, an executive must have reached a certain age and have devoted a certain number of years of service to Omnicom or one of its subsidiaries. Currently, Mr. Dru, Mr. Kaess and Mr. Wren could qualify for acceleration upon retirement with respect to their grants under the 2001 Plan. If there is a change of control of Omnicom, all outstanding options will become exercisable at the effective time of the transaction and remain exercisable for the balance of their term.

      For these purposes, a change of control means, with certain exceptions,
      (i) the acquisition, directly or indirectly, of Omnicom stock such that the acquirer has more than 20% of the outstanding securities entitled to vote for a majority of the members of the Board or otherwise has the ability to elect a majority of the Board; (ii) a change in the composition of the Board such that a majority of the members are not continuing directors; (iii) the consummation of a merger or consolidation which has been approved by the shareholders of Omnicom, other than one in which the voting securities of Omnicom outstanding immediately prior thereto continues to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of Omnicom or such surviving entity; (iv) the consummation of a plan of complete dissolution or liquidation; (v) or an agreement for the sale or disposition of all or substantially all of its assets which has been approved by Omnicom's shareholders.

(2) Mr. Weisenburger has stock options granted under the Equity Incentive Plan, some of which are unexercisable. In general, unexercised stock options granted under the Equity Incentive Plan would be cancelled in the event of termination of employment. In certain limited circumstances, including the retirement, involuntary termination, death or total disability of Mr. Weisenburger, those options would become exercisable in full and remain exercisable during the 36 months following the event but not beyond the balance of their term. Mr. Weisenburger does not currently meet the criteria for retirement. If there is a change of control of Omnicom, all outstanding options will become exercisable at the effective time of the transaction and remain exercisable for the balance of their term.

Compensation Committee Report on Executive Compensation

      The members of our committee are Gary L. Roubos, Committee Chair, Leonard
S. Coleman, Jr., Susan S. Denison and Linda Johnson Rice. The Board of Directors has determined that each member of the Compensation Committee is "independent" within the meaning of the rules of the NYSE.

      Omnicom's executive compensation structures for senior management use a combination of three principal elements: base salary, performance-based cash bonuses and long-term equity-linked awards. We maintain flexibility in our mix of awards in order to meet changing market conditions and to attract, motivate and retain talented executives critical to Omnicom's long-term success. Historically, the fixed portion of compensation has been substantially less than the variable portion to provide management incentives to achieve performance goals.

      We determine the compensation of the Chief Executive Officer and named executive officers subject, in the CEO's case, to the approval of the full Board. We consider the factors described below and the recommendations of the CEO in determining the compensation of the named executive officers. The CEO determines the salaries of executives who are not named executive officers.

      We periodically engage compensation consultants to assist us generally in overseeing Omnicom's compensation programs and in determining appropriate compensation levels and structures for executive officers.

      Base Salary: Adjustments in base salary for executive officers are discretionary and generally are considered no more frequently than every 18 months. In determining base salary and adjustments to base salary, we consider:

            o     the executive's level of responsibility;

            o Omnicom's profitability and the profitability of the business unit with which the executive is associated; and

            o information and our knowledge of executive compensation practices of other companies of similar size, geographic reach and financial characteristics.

Omnicom's profitability is determined by reference to its earnings per share, and profitability of a business unit is determined by reference to its operating profit.

      Incentive Cash Bonuses: The annual cash bonus typically represents a substantial portion of the cash compensation of executive officers. We administer incentive bonuses for all executive officers.

      Prior to or shortly after the beginning of the year, we identify the executive officers who will receive cash bonuses and their incentive levels. We normally establish specific performance goals based on business criteria. In general, performance goals are based on one or more of the following criteria: revenue growth, operating income, net income, earnings per share, cash flow and return on equity.

      At the end of the year, we review the performance of each participant against his or her performance goals. Awards are paid only after we have determined that the performance goals have been attained. We consider the recommendations of the CEO as to the named executive officers other than the CEO, and we retain the discretion to adjust the amount of an award otherwise payable to a participant despite the attainment of previously established performance goals.

      In 2004, Omnicom exceeded threshold levels of performance, and the executive officers were entitled to their targeted cash bonuses. These bonuses were paid on or around March 31, 2005. In 2003, even though Omnicom exceeded threshold levels of performance and executive officers were entitled to their targeted cash bonuses, senior management, including the named executive officers and other executive officers, elected to receive reduced bonuses to assure that lower-level employees received substantial incentive compensation in recognition of their performance in 2003. For the same reason, senior management elected to receive no or substantially reduced bonuses in 2002, even though the performance criteria were satisfied.

      Stock-Based Incentive Awards: We determine the restricted stock award grants and stock option grants for the named executive officers. Such grants for executive officers who are not named executive officers are recommended by the CEO and determined by us in a discretionary manner.

      We grant restricted stock awards annually to a relatively broad group of key executives, and stock options to a relatively select group of key executives, based upon the executive's level of responsibility and our judgment of the executive's current and expected future contribution to Omnicom's performance. In general, we base our judgment of the executive's contribution by evaluating such factors as the revenue growth and profitability of Omnicom and the business unit with which the executive was associated, and various personal performance factors, which may include such qualitative factors as organizational leadership, staff development, progress toward strategic initiatives and client development.

      Stock options are granted with an exercise price equal to the market price of Omnicom's stock on the day of grant and generally vest over a period of three years. However, we made stock option grants in one year that vested over a period of six years, subject to acceleration in certain events including the attainment of certain share price thresholds.

      Performance Share Units: In prior years, we have approved awards to certain executive officers under which they have the right to earn performance share units. Performance share units entitle the holder to payouts of cash and/or common stock, as determined by our committee, up to a maximum amount, based on the value of one share of common stock on the payout date for each performance share unit. We retain the overall discretion to reduce any performance compensation and performance share units that the holder would otherwise be entitled to receive.

      Our committee has awarded performance share units based on our review of Omnicom's earnings per share growth over a three-year period. If the executive officer is affiliated with one of Omnicom's subsidiaries, we evaluate the executive using a formula that considers both Omnicom's earnings per share growth over a three-year period and the three-year net profit growth of that subsidiary. No performance share units for the performance period of 2002 to 2004 were paid out because the executive officers eligible to receive these awards elected not to receive them, even though the specified targets were met, including our CEO and President (John Wren) and our Executive Vice President and CFO (Randall Weisenburger) who in 2004 would have earned sizable stock grants as a result of Omnicom exceeding certain threshold levels of performance and elected to waive these grants. In addition, we took into consideration the fact that Mr. Wren and Mr. Weisenburger waived these grants when deciding upon their cash incentive bonuses for 2004.

      CEO Compensation: Mr. Wren's base salary for 2004 was set at $1,000,000 per year, the same as his base salary for 2003, and he received a cash incentive bonus for 2004 of $4,000,000. Mr. Wren's base salary and incentive bonus were approved by the Compensation Committee and are consistent with our practice of having incentive compensation serve as a substantial component of our executives' compensation. In determining the ultimate amount of the incentive bonus to be paid to Mr. Wren, in addition to the relevant factors discussed above that are applicable to the named executive officers, the Compensation Committee considered Omnicom's financial performance in fiscal 2004 compared to 2003, Mr. Wren's individual contribution to that performance, competitive compensation practices, and Mr. Wren's contribution to non-financial attributes of Omnicom and its subsidiaries, including corporate governance matters.

      Under Mr. Wren's leadership, in comparing fiscal 2004 to fiscal 2003, the firm achieved diluted earnings per share growth of 15.1%, net income growth of 14.7%, and worldwide revenue growth of 13.1%. Mr. Wren's compensation for 2004 is a reflection of his personal performance, and Omnicom's overall performance, in 2004.

      Internal Revenue Code Section 162(m): Section 162(m) limits the tax deduction for compensation in excess of $1 million paid in any one year to its Chief Executive Officer and certain other executive officers unless certain specific criteria are satisfied. The committee considers the anticipated tax treatment to Omnicom and its subsidiaries in its review and establishment of compensation programs and awards. We intend to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate given the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing shareholder value.

Gary L. Roubos, Chairman
Leonard S. Coleman, Jr.
Susan S. Denison
Linda Johnson Rice
Members of the Compensation Committee

Employment and Salary Continuation Agreements

      Salary Continuation Agreements. We have entered into salary continuation agreements with each of the named executive officers under which we agreed to make annual payments to them for up to ten years after termination of full time employment, unless termination is for "cause" in consideration for their agreements not to compete and to consult during the service period. "Cause" is generally defined for this purpose as willful malfeasance, such as breach of trust, fraud or dishonesty. If a covered executive dies before expiration of the applicable payment period, his beneficiary is entitled to 75% of the executive's payment for the remainder of that period. The payments are equal to a percentage of the covered executive's salary and are subject to reduction in certain circumstances. The salary percentages are equal to 50% for the named executive officers. The payment periods are based on age and service and are currently: ten years for Messrs. Wren and Kaess, eight years for Mr. Dru, five years for Mr. Robertson, and two years for Mr. Weisenburger.

      Employment Agreement with Mr. Dru. Mr. Dru has an agreement that provides for an indefinite term, an annual base salary of $725,000 and (euro)225,000 (subject to future review), eligibility to receive a performance bonus including minimum aggregate bonus payments for calendar years 2005, 2006 and 2007 of $6 million, participation in our executive benefit and incentive plans (including stock based plans) and certain fringe benefits and perquisites.

      Under the agreement, if Mr. Dru's employment is terminated by us without cause or by Mr. Dru for good reason (as defined in the agreement), provided he signs a separation agreement, he is entitled to receive his salary for six months (subject to reduction in certain cases), any unpaid reimbursable expenses and all accrued benefits through his termination date, and continued medical, dental, disability and life insurance coverage until the earlier of the end of the period he receives his salary continuation payments or the date he is eligible to receive coverage under the same type of benefit plan of a subsequent employer. In addition, if Mr. Dru is terminated without cause prior to May 1, 2008, he is entitled to receive the unpaid portion, if any, of the minimum aggregate bonus payments described above for calendar years 2005, 2006 and 2007. If Mr. Dru's employment is terminated for any other reason, he or his estate is entitled to receive any unpaid salary, unpaid reimbursable expenses and all accrued benefits through his termination date.

      The agreement also prohibits Mr. Dru from soliciting or servicing customers, or hiring or retaining employees, of the worldwide TBWA Group (except on behalf of companies within the worldwide TBWA Group), during the term of the agreement and for two years following termination for any reason, and prohibits disclosure of confidential information (with certain standard exceptions). The agreement provides for the continuation of three agreements with similar non-solicitation provisions.

                            EQUITY COMPENSATION PLANS

      Our principal equity plan for employees is our Equity Incentive Plan, which was approved by shareholders in 2002, and amended with shareholder approval in 2003, and replaced all prior employee equity incentive plans. As a result, no new awards may be made under prior plans, except with respect to shares relating to awards that are forfeited or cancelled, which may be reissued under those prior plans. Outstanding equity awards under those plans, however, were not affected by the adoption of our Equity Incentive Plan.

      Our principal equity plan for non-employee directors is our Director Equity Plan, which was approved by our shareholders at last year's annual meeting. Our Director Equity Plan replaced our restricted stock plan for non-employee directors and as a result, no new awards may be made under that restricted stock plan. Outstanding restricted shares under that plan, however, were not affected by the adoption of our Director Equity Plan. We also have a tax-qualified employee stock purchase plan available to substantially all domestic employees.

      All of our current equity compensation plans have been approved by shareholders. The following table provides information about our current equity compensation plans as of December 31, 2004.

                                                                                                              Number of securities
                                                                                                             remaining available for
                                                                                                              future issuance under
                                                               Number of securities to    Weighted-average     equity compensation
                                                               be issued upon exercise   exercise price of       plans (excluding
                                                               of outstanding options,  outstanding options,  securities reflected
Plan Category                                                    warrants and rights    warrants and rights      in first column)
-------------                                                  -----------------------  -------------------- -----------------------
Equity compensation plans
  approved by security holders ...........................           17,304,047               $    73.05            9,697,417(1)
Equity compensation plans not
  approved by security holders ...........................                   --                       --                   --
                                                                     ----------               ----------           ----------
Total ....................................................           17,304,047               $    73.05            9,697,417
                                                                     ==========               ==========           ==========

----------
(1) This figure includes 1,349,224 shares that remained available for purchase as of December 31, 2004 under the employee stock purchase plan, which is a tax-qualified plan in which all eligible full-time and part-time domestic employees may participate.

                                PERFORMANCE GRAPH

      The graph below compares cumulative total return on our common stock during the last five fiscal years with the Standard & Poor's 500 Composite Index and a peer group of publicly held corporate communications and marketing holding companies. The peer group consists of Grey Global Group Inc., The Interpublic Group of Companies, Inc., WPP Group plc and Publicis Groupe SA. Cordiant Communications Group, which was included in the peer group for prior years, is no longer included following its acquisition by WPP Group. As a result, the graph has been restated for all years to exclude Cordiant. The graph shows the value at the end of each year of each $100 invested in our common stock, the S&P 500 Index and the peer group. The graph assumes the reinvestment of dividends.

      Returns depicted in the graph are not indicative of future performance.

[The following information was depicted as a line chart in the printed material]

                                 INDEXED RETURNS
                                  Years Ending

                              Base
                             Period
Company Name / Index          Dec99    Dec00    Dec01    Dec02    Dec03    Dec04
--------------------------------------------------------------------------------
OMNICOM GROUP                  100     83.57    90.98    66.65    91.15    89.02
S&P 500 INDEX                  100     90.90    80.10    62.41    80.30    89.03
PEER GROUP                     100     83.64    67.35    39.73    46.70    46.72

                                 STOCK OWNERSHIP

      The following table sets forth certain information as of the close of business on April 8, 2005 (except as otherwise noted), with respect to the beneficial ownership of our common stock by:

            o each person known to Omnicom to own beneficially more than 5% of our outstanding common stock;

            o     each current director or nominee;

            o     each named executive officer; and

            o     all directors and executive officers as a group.

                                                                                     Options             Total          Percent of
                                                              Number of            Exercisable         Beneficial        Shares
              Name                                       Shares Owned (#)(1)    within 60 days(#)     Ownership(#)    Outstanding(%)
              ----                                       -------------------    -----------------     ------------    --------------
FMR Corp. (2) ..........................................     22,421,664                    --          22,421,664        12.21%
John D. Wren ...........................................        376,342             2,650,000           3,026,342         1.62%
Bruce Crawford .........................................        272,900                    --             272,900            *
Robert Charles Clark ...................................          2,316                    --               2,316            *
Leonard S. Coleman, Jr .................................          6,095                    --               6,095            *
Errol M. Cook ..........................................          4,216                    --               4,216            *
Susan S. Denison .......................................          7,269                    --               7,269            *
Jean-Marie Dru .........................................         23,400               218,333             241,733            *
Michael A. Henning .....................................          4,332                    --               4,332            *
Kenneth R. Kaess, Jr ...................................         17,964               240,556             258,520            *
John R. Murphy .........................................          7,395                    --               7,395            *
John R. Purcell ........................................         45,996                    --              45,996            *
Linda Johnson Rice .....................................          2,411                    --               2,411            *
Andrew Robertson .......................................         22,361                73,333              95,694            *
Gary L. Roubos .........................................          9,196                    --               9,196            *
Randall J. Weisenburger ................................        110,838             1,179,999           1,290,837            *
All directors and executive officers
   as a group (20 persons) .............................      1,099,264             5,382,220           6,481,484         3.43%

----------
*     less than 1%

(1)   Includes:

      o shares held pursuant to executive restricted stock program, namely, Mr. Dru--18,000 shares, Mr. Kaess--6,100 shares, Mr.
            Robertson--14,400 shares, and Mr. Weisenburger--15,320 shares;

      o shares held pursuant to outside director restricted stock program, each director other than Messrs. Wren and Crawford holds 125 shares;

      o shares held pursuant to the outside director equity plan, the payout of which has been deferred at the election of the holder, namely, Mr. Clark--966 shares, Mr. Cook--966 shares, Ms. Denison--2,082 shares, Mr. Henning--2,082 shares, Mr. Murphy--2,082 shares, Mr. Purcell--966 shares, and Ms. Rice --966 shares.

      o shares previously held under restricted stock awards, the payout of which has been deferred at the election of the holder, namely, Mr. Wren--92,996 shares and Mr. Weisenburger--52,980 shares.

      o shares credited under the Omnicom Group Retirement Savings Plan, namely, Mr. Wren--9,852 shares, Mr. Weisenburger--419 shares, and Mr. Kaess--178 shares.

      o shares purchased under an employee stock purchase plan, namely, Mr. Weisenburger--2,119 shares.

(2) Stock ownership is based solely on a Schedule 13G/A filed by FMR Corp. with the SEC on February 14, 2005. In its filing, FMR Corp. reported having sole voting power over 1,649,338 shares and sole dispositive power over 22,421,664 shares. Edward C. Johnson 3d is Chairman of FMR Corp. and reported owner of 12.0% of its aggregate outstanding voting stock. Abigail
      P. Johnson is a director of FMR Corp. and reported owner of 24.5% of its aggregate outstanding voting stock. Mr. Johnson and Ms. Johnson each reported sole dispositive power over all of the shares beneficially owned by FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

                               EXECUTIVE OFFICERS

Name                             Position                                    Age
----                             --------                                    ---
Bruce Crawford ................  Chairman                                     76
John D. Wren ..................  President and Chief Executive Officer        52
Randall J. Weisenburger .......  Executive Vice President and
                                   Chief Financial Officer                    46
Philip J. Angelastro ..........  Senior Vice President of Finance
                                   and Controller                             40
Michael Birkin ................  Vice Chairman                                46
Jean-Marie Dru ................  President and Chief Executive Officer
                                   of TBWA Worldwide                          58
Thomas L. Harrison ............  Chairman and Chief Executive Officer
                                   of Diversified Agency Services             57
Kenneth R. Kaess, Jr. .........  President and Chief Executive Officer
                                   of DDB Worldwide                           50
Peter Mead ....................  Vice Chairman                                65
Michael J. O'Brien ............  Senior Vice President, General
                                   Counsel and Secretary                      44
Andrew Robertson ..............  President and Chief Executive
                                   Officer of BBDO Worldwide                  44

      Information concerning Mr. Crawford and Mr. Wren is included above under
Item 1: Election of Directors.

      Randall J. Weisenburger was appointed Executive Vice President and Chief Financial Officer in September 1998.

      Philip J. Angelastro was promoted to Senior Vice President of Finance in January 2002 and was appointed Controller on February 1, 1999. Mr. Angelastro joined Omnicom in June 1997 as Vice President of Finance of Diversified Agency Services after being a Partner at Coopers & Lybrand LLP.

      Michael Birkin was appointed Vice Chairman, as well as President and CEO, of Omnicom Asia-Pacific effective March 1, 2005. Since 1999, he has served as Worldwide President of Diversified Agency Services ("DAS"). Mr. Birkin previously served as International President of DAS from 1997 to 1999 and European Managing Director of DAS from 1995 to 1997.

      Jean-Marie Dru was appointed President and Chief Executive Officer of TBWA Worldwide in March 2001. He had previously been President International of TBWA Worldwide. Mr. Dru was co-founder and Chairman of BDDP Group, which merged with TBWA in 1998.

      Thomas L. Harrison was appointed Chairman and Chief Executive Officer of DAS in May 1998.

      Kenneth R. Kaess, Jr. has been Chief Executive Officer and President of DDB Worldwide since January 2001, and President since December 1999. Prior to that, he was President of DDB North America.

      Peter Mead was appointed Vice Chairman in May 2000. He had previously been Group Chief Executive of Abbot Mead Vickers plc and Joint Chairman of AMV BBDO.

      Michael J. O'Brien joined Omnicom in November 2003 and was appointed Senior Vice President, General Counsel and Secretary in December 2003. Prior to that, he was a partner in the law firm of Goodwin Procter LLP (since April
2002). Prior to that, he was a partner in the law firm of O'Sullivan LLP.

      Andrew Robertson was named Chief Executive Office of BBDO Worldwide in May 2004, having been made President of BBDO Worldwide in 2002. In 2001, Mr. Robertson was President and CEO of BBDO North America, and was subsequently elected to the Worldwide Board of Directors of BBDO. He joined BBDO in 1995.

         ITEM 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

      In accordance with the Audit Committee's charter, the Audit Committee has appointed KPMG LLP as our independent auditors for our fiscal year ending December 31, 2005. We are submitting the selection of our independent auditors for shareholder ratification at the Annual Meeting. KPMG LLP has been our independent auditor since June 2002.

      Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

      The Audit Committee is not bound by the results of the vote regarding ratification of the independent auditors. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain

KPMG LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Omnicom and its shareholders.

      The Board recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as our independent auditors. Approval of this proposal requires the favorable vote of the holders of a majority of the shares voting on the proposal.

Fees Paid to Independent Auditors

      The following table shows information about fees billed by KPMG LLP and affiliates for professional services (as well as all "out-of-pocket" costs incurred in connection with these services) rendered for the last two fiscal years:

                                                Approved                Approved
                                                by Audit                by Audit
                                      2004     Committee      2003     Committee
                                  -----------  ---------  -----------  ---------
Audit Fees (1) .................  $20,000,000     100%    $10,831,225     100%
Audit-Related Fees (2) .........    2,147,200     100%      2,798,990     100%
Tax Fees (3) ...................      609,053     100%        840,452     100%
All Other Fees (4) .............           --                      --
                                  -----------             -----------
Total Fees .....................  $22,756,253             $14,470,667
                                  ===========             ===========

----------
(1) Audit Fees consist of fees for professional services for the audit or review of our consolidated financial statements or for audit services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements. Audit Fees in 2004 include the audit of internal control over financial reporting.

(2) Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees, including due diligence related to mergers and acquisitions and special procedures to meet certain statutory requirements.

(3) Tax Fees consist primarily of fees for tax compliance including the review and preparation of statutory and expatriate tax returns and other tax compliance related services.

(4) All Other Fees are fees for any products or services not included in the first three categories.

      In deciding to reappoint KPMG LLP to be our auditors for 2005, the Audit Committee considered KPMG LLP's provision of services in the last two years to assure that they were compatible with maintaining KPMG LLP's independence. The committee determined that these fees were compatible with the independence of KPMG LLP as our independent auditors.

Audit Committee Report

      The members of our committee are John R. Murphy, Committee Chair, Robert Charles Clark, Errol M. Cook and Michael A. Henning. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the rules of the NYSE and the SEC. The Board of Directors has also determined that each member is "financially literate" and has "accounting or related financial management expertise," as such qualifications are defined under the rules of the NYSE, and is an "audit committee financial expert" within the meaning of the rules of the SEC. The Board of Directors has adopted a written Audit Committee Charter, a copy of which is included as Appendix A to this Proxy Statement.

      During 2004, the Audit Committee met 14 times. The Audit Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to Omnicom's financial reporting. In this regard, the committee: (a) assists Board oversight of (i) the integrity of Omnicom's financial statements,
(ii) Omnicom's compliance with legal and regulatory requirements, (iii) the qualifications and independence of Omnicom's independent auditors, and (iv) the performance of Omnicom's internal audit function and independent auditors; and
(b) prepares this Report.

      Management is responsible for the preparation, presentation and integrity of Omnicom's financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management's assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending December 31, 2004). The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

      In performing its oversight role, the Audit Committee has reviewed and discussed with management Omnicom's audited 2004 financial statements as of December 31, 2004. The Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended, as issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. The committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, as adopted by the Independence Standards Board, and has discussed with KPMG LLP its independence. The Audit Committee has adopted a policy that requires it to pre-approve each audit and non-audit service rendered by KPMG LLP except for items exempt from pre-approval requirements by applicable law.

      Based on the review and discussions referred to in this Report, the Audit Committee recommended to the Board that the audited financial statements of Omnicom for the year ended December 31, 2004 be included in its Annual Report on Form 10-K for 2004.

John R. Murphy, Chairman
Robert Charles Clark
Errol M. Cook
Michael A. Henning
Members of the Audit Committee

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. The SEC has established certain due dates for these reports. Last year, each of our directors who was not an employee or a former employee of Omnicom filed two late reports, each with respect to a grant under the Director Equity Plan. These reports were filed late due to an administrative oversight in implementing the Director Equity Plan. Additionally, an amended Form 4 for each of these individuals was filed to correct an error in the number of shares acquired by each of them under the Director Equity Plan as reported on the Form 4 filed on May 28, 2004. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to Omnicom and written representations from reporting persons, we believe that all other filing requirements applicable to our executive officers and directors and persons who own more than 10% of our common stock were complied with during 2004.

                             ADDITIONAL INFORMATION

Quorum; Required Vote; Effect of an Abstention and Broker Non-Votes

      More than 50% of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists. (Broker non-votes are proxies returned by brokers or other nominees who do not vote on a particular item because they did not receive instruction from the beneficial owner and were not permitted to exercise discretionary voting authority.) If a quorum is not present, the shareholders who are present or represented may adjourn the meeting until a quorum exists. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. We will, however, publish a press release if the meeting is adjourned to another date. An adjournment will have no effect on business that may have already been conducted at the meeting.

      In order to obtain approval of the Senior Management Incentive Plan and the ratification of the appointment of KPMG LLP as our independent auditors, assuming a quorum exists, the affirmative vote of the holders of a majority of the shares represented at the meeting and actually voted is required. In order to obtain approval of the election of any nominee as a director, assuming a quorum exists, a plurality vote is required. Abstentions, broker non-votes and withheld votes will not be considered as votes cast in favor or against any proposal. As a result, abstentions, broker non-votes and, in the case of election of directors, withheld votes, will have no effect on the matters brought to a vote at the meeting.

Voting

      You can vote your shares by proxy card, through the Internet, by telephone or in person. We have adopted the Internet and telephone voting procedures to authenticate shareholders' identities, to allow shareholders to provide their voting instructions and to confirm that their instructions have been recorded properly. By submitting your proxy through the Internet, by telephone or by using the enclosed proxy card, you will authorize two of our officers or their designees to represent you and vote your shares at the meeting in accordance with your instructions or, if no instructions are given, in their discretion. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

      Fidelity Management Trust Company, as trustee under our retirement savings plan, and Computershare Trust Company, Inc., as administrator of our employee stock purchase plan, will vote common stock held in the plans as indicated by participants in whose accounts the shares are held, whether or not vested, on their proxies. Please note that your shares held in either plan will be voted as you instruct if your proxy card, telephone or Internet voting instructions are received on or before 11:59 p.m. Eastern Time on Thursday, May 19, 2005. In accordance with the terms of the retirement savings plan, Fidelity Management Trust Company will vote all shares for which it does not receive voting instructions by the deadline provided above in the same proportion on each issue as it votes the shares for which it does receive instructions. In accordance with the terms of the employee stock purchase plan, Computershare Trust Company, Inc. will not vote shares for which it does not receive voting instructions by the deadline provided above.

Voting by Street Name Holders

      If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, is required to vote those shares according to your instructions. Your broker, bank or nominee should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

      Under existing rules, if your broker holds your shares in its name and you have not given voting instructions, your broker nonetheless has the discretion to authorize the designated proxies to act, except on certain matters. As such, they could vote in respect of the election of directors, the approval of the Senior Management Incentive Plan and the ratification of the appointment of KPMG LLP as our independent auditors.

Default Voting

      If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR the election of all nominees for director, FOR the approval of the Senior Management Incentive Plan and FOR the ratification of the appointment of KPMG LLP. If any other business properly comes before the shareholders for a vote at the meeting, your shares will be voted according to the discretion of the holders of the proxy.

Right to Revoke

      If you submit your proxy, you may change your voting instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may change your vote by granting a new proxy, through the Internet, by telephone or in writing, which bears a later date (thereby automatically revoking the earlier proxy) or by attending the Annual Meeting and voting in person. For shares beneficially owned by you, but held in "street name" by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee.

Tabulation of Votes

      Mellon Investor Services will act as inspectors at the 2005 Annual Meeting. They will determine the presence of a quorum and will tabulate and certify the votes.

Expense of Solicitation

      We will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile or electronic transmission by our officers, directors, and regular employees. We may reimburse brokerage firms, banks, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies and will pay customary fees plus reimbursement of out-of-pocket expenses for those services.

Incorporation by Reference

      To the extent that this Proxy Statement is incorporated by reference into any other filing by Omnicom under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled "Compensation Committee Report on Executive Compensation," "Audit Committee Report" (to the extent permitted by the rules of the SEC) and "Performance Graph" will not be deemed incorporated, unless specifically provided otherwise in such filing.

Availability of Certain Documents

      A copy of our 2004 Annual Report to Shareholders is enclosed and a copy of our Audit Committee Charter is attached as Annex A to this Proxy Statement. You also may obtain a copy of these documents, our 2004 Annual Report on Form 10-K filed with the SEC, our Corporate Governance Guidelines, our Code of Conduct, our Code of Ethics for Senior Financial Officers and the charters for our Audit, Compensation, Governance, Finance and Qualified Legal Compliance Committees, without charge, by writing to: Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022, Attn: Investor Relations. All of these documents also are available through our website at http://www.omnicomgroup.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be part of, this Proxy Statement.

               SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

      Any shareholder who wishes to present a proposal for inclusion in next year's Proxy Statement and form of proxy must deliver the proposal to our principal executive offices no later than the close of business on December 20, 2005. Proposals should be addressed to Corporate Secretary, Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022.

      Our by-laws require that written notice of a nomination for director or submission of a proposal to be voted on at an annual meeting be provided to our corporate secretary no less than 60 days prior to the date set for the meeting, which was March 25, 2005 for the 2005 Annual Meeting. In order for a nomination or proposal to be considered, the notice must contain certain information prescribed by our by-laws. A copy of the applicable by-law provisions may be obtained, without charge, upon written request addressed to Corporate Secretary, Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

                                                              MICHAEL J. O'BRIEN
                                                                  Secretary

New York, New York
April 25, 2005

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER

      Purpose: The Audit Committee (the "Committee") is a standing committee of the Board. The Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to the Company's financial reporting. In this regard, the Committee will assist Board oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company's independent auditors, and (4) the performance of the Company's internal audit function and independent auditors. Furthermore, the Committee will prepare an audit committee report as required by the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement. The Company recognizes, however, that:

            o Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting;

            o The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management's assessment of the effectiveness of internal control over financial reporting and other procedures;

            o Members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards; and

            o In carrying out their oversight responsibilities, the Committee and the Board will necessarily rely on the expertise, knowledge and integrity of management, the Company's internal audit department and independent auditors (collectively, "management and the accountants") and such other persons, if any, with whom the Committee may consult from time to time.

      The Committee will have the authority to take all actions on behalf of the Board as the Committee or its Chairperson may from time to time determine to be consistent with its purpose and this Charter.

      Composition: The Committee will have at least three members. Based upon the recommendation of the Governance Committee, the Board will designate the members of the Committee at least annually and will take such actions as it from time to time determines to be appropriate to assure that the Committee and its members comply with applicable independence requirements (including those discussed below). Management is directed to take such steps as are necessary to assure that the Company does not take actions which would compromise the independence of any Committee member. In furtherance of these requirements, (1) each Committee member will receive only director's fees as compensation from the Company (which includes all forms of compensation paid to directors of the Company for service as a director or member of a Board Committee) and (2) no Committee Member will accept appointment or election to serve simultaneously on more than three audit committees of publicly traded companies unless the Board has determined that such service would not impair the ability of such member to effectively serve on the Committee, which determination shall be disclosed in the Company's annual proxy statement.

      Members of the Committee must be "independent" under the rules of the New York Stock Exchange, Inc. and Rule 10A-3 under the Securities Exchange Act of 1934, and the Board must affirmatively determine that each member of the Committee has no material relationship with the Company and the directors. The Board must also determine that each member is "financially literate" and that one member of the Committee has "accounting or related financial management expertise," as such qualifications are interpreted by the Board of Directors in its business judgment, and whether any member of the Committee is an "audit committee financial expert," as defined by the rules of SEC. If the Board has determined that a member of the Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

      The Board also will from time to time designate the Chairperson, and may designate a Co-Chairperson or Vice Chairperson, of the Committee. The Committee may delegate one or more of its responsibilities hereunder to any subcommittee comprised entirely of two or more Committee members. Any such delegation will be reported to the Chairperson of the Governance Committee.

      Resources: The Committee or its Chairperson may retain at the Company's expense (in such amount as the Committee or its Chairperson determines to be appropriate) legal counsel and other third-party advisors as it determines to be appropriate. Management and the accountants are directed to bring to the attention of the Committee such matters that the Committee is required by law or listing requirements to review or as the Committee or its Chairperson may from time to time designate. Without limitation, management is responsible for providing the Committee with the information and assistance contemplated by this Charter and educational and other resources as may be required by law, listing requirements or GAAP or as the Committee or the Chairperson may request, and such funding as may be herein contemplated, including funding to pay fees and disbursements of the independent auditors (and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company) and any advisor retained by the Committee or its Chairperson.

      Proceedings: The Committee will meet from time to time, not less frequently than quarterly, as necessary to carry out its responsibilities. The Committee will periodically meet in executive session and meet separately with representatives of management, the Company's internal audit staff and the Company's independent auditors to aid in assuring direct communications relevant to the discharge of the Committee's responsibilities. The Committee may otherwise adopt such procedures as it or the Chairperson may from time to time determine to be appropriate to assist in the discharge of its responsibilities. Except as the Committee or its Chairperson may otherwise determine, the Secretary or another person designated for this purpose by the Committee Chairperson will prepare appropriate records of all Committee meetings and actions, copies of which when approved by the Committee or its Chairperson will be furnished to the Board, and will maintain copies of all materials furnished or presented to the Committee. In addition, the Committee Chairperson will report to the Board as to all matters that he or she determines to be appropriate.

      Responsibilities: The Committee will:

1.    With respect to the independent auditors,

            (i) Act as the direct contact with the Company's independent auditors, who will ultimately be accountable to the Committee and the Board;

            (ii) Have authority and direct responsibility for the (1) appointment or removal, (2) terms of engagement and compensation, and (3) general oversight on behalf of the Board of the work of the independent auditors and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services (including resolution of disagreements between management and the auditors regarding financial reporting);

            (iii) Pre-approve all audit and non-audit work to be provided to the
                  Company by the independent auditors (except for items exempt from pre-approval requirements under applicable law);

            (iv) Obtain annually from the independent auditors a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements (including any amounts associated with a Sarbanes-Oxley Section 404 internal control audit); (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service;

            (v) Obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences;

            (vi) At least annually, obtain and review a report by the independent auditors describing: the auditors' internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (to assess the independent auditors' independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1 (the "Auditors' Statement");

            (vii) Discuss with the independent auditors any relationships or services disclosed in the Auditors' Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors; and

            (viii) Discuss with management the timing and process for
                  implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner;

2. Based on the advice and with the assistance of counsel, prepare any report or other disclosures relating to the Committee's activities as required by law, including the report to be included in the Company's annual proxy statement;

3. Review and approve the appointment or change in the Company's principal accounting officer;

4. Inquire of management and the accountants about significant risks or exposures and assess steps management is taking in light of these risks. Discuss guidelines and policies governing the process by which management of the Company assesses and manages the Company's exposure to risk;

5. Review with management and the accountants the audit scope and plan and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources;

6. Consider and review with each of the internal audit department and the independent auditors (together, the "accountants"):

      (i) The adequacy of the Company's internal controls, including computerized information system controls and security;

      (ii) Any related significant findings and recommendations of the accountants, together with management's responses thereto; and

      (iii) Any significant changes in GAAP or the Company's accounting policies or standards;

7. Review with management and the accountants at the completion of the annual audit and each quarterly review:

      (i)   The financial statements and related MD&A disclosures;

      (ii) The results of the independent auditor's audit or review, as applicable, and related report;

      (iii) Other published documents containing the Company's financial statements, including (1) management's disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act, (2) the contents of the certificates to be filed under Sections 302 and 906 of that Act, and
            (3) assurance from management and the accountants that the matters disclosed in these documents are consistent with the information contained in the financial statements;

      (iv)  Any significant changes required in the audit or review plan;

      (v) Any significant difficulties or disputes with management encountered during the course of the audit or review, including any restrictions on the independent auditors' activities or access to requested information;

      (vi) Any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented;

      (vii) Other matters related to the conduct of the audit or review which are to be communicated to the Committee under GAAP;

      (viii) Any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls (including computerized information system controls and security) and any special audit steps adopted in light of material control deficiencies;

      (ix) Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

      (x) The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

8. Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company's business;

9.    Review with management and the internal audit department:

      (i) Significant findings during the year and management's responses thereto;

      (ii) Any significant difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information;

      (iii) Any changes required in planned scope of their audit plan; and

      (iv)  The responsibilities, budget and staffing of the inside auditors;

10. Discuss and review the type and presentation of information to be included in earnings press releases and review any financial information and earnings guidance provided to analysts and rating agencies. The Chairperson of the Audit Committee (or another Committee member designated for this purpose by the Chairperson) will participate in a telephonic meeting with management and the accountants before financial information and earnings guidance is provided to analysts and rating agencies;

11. Discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

12. Establish policies as to hiring employees or former employees of the independent auditor;

13. Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

14. Review correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements, accounting policies or internal controls;

15. Perform an annual performance evaluation of the Committee. The performance evaluation by the Committee shall be conducted in such manner as may be approved by the Board;

16. Report its activities to the full Board of Directors on a regular basis and make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

The Committee will review this Charter at least annually and will recommend to the Governance Committee changes in the Charter as it determines to be appropriate. Any changes to this Charter will be effective when recommended by the Governance Committee and approved by the Board.

As adopted by the Board of Directors on March 31, 2003, and amended on February 2, 2004 and April 18, 2005.

                                                                      APPENDIX B

                               OMNICOM GROUP INC.
                        SENIOR MANAGEMENT INCENTIVE PLAN

      Section 1. Purposes. The purpose of the Omnicom Group Inc. Senior Management Incentive Plan (the "Plan") is to attract, retain and motivate selected employees of Omnicom Group Inc. (the "Company") and its subsidiaries and affiliates who are executive officers of the Company (and any successor thereto) in order to promote the Company's long-term growth and profitability. It is also intended that all Bonuses (as defined in Section 5(a)) payable under the Plan be considered "performance-based compensation" within the meaning of
Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and the Plan shall be interpreted accordingly.

      Section 2. Administration.

      (a) Subject to Section 2(d), the Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), whose members shall serve at the pleasure of the Board. The Committee at all times shall be composed of at least two directors of the Company, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(3) and a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

      (b) The Committee shall have complete control over the administration of the Plan, and shall have the authority in its sole and absolute discretion to:
(i) exercise all of the powers granted to it under the Plan; (ii) construe, interpret and implement the Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations governing its own operations; (iv) make all determinations necessary or advisable in administering the Plan (including, without limitation, calculating the size of the Bonus payable to each Participant (as defined in Section 4(a))); (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan; and
(vi) amend the Plan to reflect changes in or interpretations of applicable law, rules or regulations.

      (c) The determination of the Committee on all matters relating to the Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.

      (d) Notwithstanding anything to the contrary contained herein, the Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate; provided, however, the Committee may not delegate any of its authority or administrative responsibility hereunder (and no such attempted delegation shall be effective) if such delegation would cause any Bonus payable under the Plan not to be considered performance-based compensation within the meaning of
Section 162(m)(4)(C) of the Code.

      (e) No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a "Covered Person") shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Bonus. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

      Section 3. Performance Period. The Plan shall operate for successive periods (each a "Performance Period"). The first Performance Period shall commence on April 1, 2005 and shall terminate on December 31, 2005. Thereafter, each Performance Period shall be one full fiscal year and/or portions of fiscal years of the Company, as determined by the Committee.

      Section 4. Participation.

      (a) Prior to the 90th day after the beginning of a Performance Period, or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2) (the "Participation Date"), the Committee shall designate those individuals who shall participate in the Plan for the Performance Period (the "Participants").

      (b) Except as provided below, the Committee shall have the authority at any time (i) during the Performance Period to remove Participants from the Plan for that Performance Period and (ii) prior to the Participation Date (or later in a manner consistent with the requirements of Section 162(m) of the Code) to add Participants to the Plan for a particular Performance Period.

      Section 5. Bonus Amounts.

      (a) Each Participant shall be paid a bonus amount equal to 2% of the Company's "Earnings" (as defined in Section 5(c)) with respect to each Performance Period. Notwithstanding anything to the contrary in this Plan, the Committee may, in its sole discretion, reduce (but not increase) the bonus amount for any Participant for a particular Performance Period at any time prior to the payment of bonuses to Participants pursuant to Section 6 (a Participant's bonus amount for each Performance Period, as so reduced, the "Bonus").

      (b) If a Participant's employment with the Company terminates for any reason before the end of a Performance Period or before the date that the Bonus is paid pursuant to Section 6, the Committee shall have the discretion to determine whether (i) such Participant shall be entitled to any Bonus at all,
(ii) such Participant's Bonus shall be reduced on a pro-rata basis to reflect the portion of such Performance Period the Participant was employed by the Company or (iii) to make such other arrangements as the Committee deems appropriate in connection with the termination of such Participant's employment.

      (c) For purposes of this Section 5, "Earnings" means the Company's operating income before taxes, incentive compensation and extraordinary gains or losses as reported in its audited consolidated financial statements for the relevant Performance Period, adjusted to eliminate, with respect to such Performance Period: (i) losses related to the impairment of goodwill and other intangible assets; (ii) restructuring expenses; (iii) gains or losses on disposal of assets or segments of the previously separate companies of a business combination within two years of the date of such combination; (iv) gains or losses that are the direct result of a major casualty or natural disaster; (v) losses resulting from any newly-enacted law, regulation or judicial order; and (vi) the cumulative effect of accounting changes. The above adjustments to Earnings shall be computed in accordance with GAAP. Following the completion of each Performance Period, the Committee shall certify in writing the Company's Earnings for such Performance Period.

      Section 6. Payment of Bonus Amount; Voluntary Deferral. Each Participant's Bonus shall be payable by such Participant's Participating Employer (as defined in Section 7(j)), or in the case of a Participant employed by more than one Participating Employer, by each such employer as determined by the Committee. The Bonus shall be payable in the discretion of the Committee in cash and/or an equity-based award of equivalent value (provided that in determining the number of Company restricted or deferred stock units payable in cash or shares of the Company's common stock, restricted shares of the Company's common stock or unrestricted shares of the Company's common stock that is equivalent to a dollar amount, that dollar amount shall be divided by the closing price of the Company's common stock on the date of grant by the Committee (with fractional shares being rounded to the nearest whole share). The cash portion of the Bonus shall be paid at such time as bonuses are generally paid by the Participating Employer(s) for the relevant fiscal year. Subject to approval by the Committee and to any requirements imposed by the Committee in connection with such approval, each Participant may be entitled to defer receipt, under the terms and conditions of any applicable deferred compensation plan of the Company, of part or all of any payments otherwise due under this Plan. Any equity-based award shall be subject to such terms and conditions (including vesting requirements) as the Committee and the administrative committee of the plan under which such equity-based award is granted may determine.

      Section 7. General Provisions.

      (a) Amendment, Termination, etc. The Board reserves the right at any time and from time to time to modify, alter, amend, suspend, discontinue or terminate the Plan, including in any manner that adversely affects the rights of Participants. No Participant shall have any rights to payment of any amounts under this Plan unless and until the Committee determines the amount of such Participant's Bonus, that such Bonus shall be paid and the method and timing of its payment. No amendment that would require stockholder approval in order for Bonuses paid pursuant to the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be effective without the approval of the stockholders of the Company as required by Section 162(m) of the Code and the regulations thereunder.

      (b) Nonassignability. No rights of any Participant (or of any beneficiary pursuant to this Section 7(b)) under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this
Section 7(b) shall be void. In the event of a Participant's death, any amounts payable under the Plan shall be paid in accordance with the Plan to a Participant's estate. A Participant's estate shall have no rights under the Plan to receive such amounts, if any, as may be payable under this Section 7(b), and all of the terms of this Plan shall be binding upon any such Participant's estate.

      (c) Plan Creates No Employment Rights. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company, or any subsidiary thereof, for the Performance Period or thereafter or affect any right which the Company may have to terminate such employment.

      (d) Arbitration. Any dispute, controversy or claim between the Company, or any subsidiary thereof, and any Participant arising out of or relating to or concerning the provisions of the Plan shall be finally settled by arbitration in New York City before, and in accordance with, the rules then obtaining of the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all disputes, controversies or claims maintained by any Participant must first be submitted to the Committee in accordance with claim procedures determined by the Committee in its sole discretion.

      (e) Governing Law. ALL RIGHTS AND OBLIGATIONS UNDER THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

      (f) Tax Withholding. In connection with any payments to a Participant or other event under the Plan that gives rise to a federal, state, local or other tax withholding obligation relating to the Plan (including, without limitation, FICA tax), (i) the Company and any Participating Employer may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to the Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

      (g) Right of Offset. The Company and any Participating Employer shall have the right to offset against the obligation to pay a Bonus to any Participant, any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans or amounts repayable to it pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to it.

      (h) Severability; Entire Agreement. If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby. This Plan shall not supersede any other agreement, written or oral, pertaining to the matters covered herein, except to the extent of any inconsistency between this Plan and any prior agreement, in which case this Plan shall prevail.

      (i) No Third Party Beneficiaries. The Plan shall not confer on any person other than the Company and any Participant any rights or remedies hereunder.

      (j) Participating Employers. Each subsidiary or affiliate of the Company that employs a Participant shall adopt this Plan by executing Schedule A (a "Participating Employer"). Except for purposes of determining the amount of each Participant's Bonus, this Plan shall be treated as a separate plan maintained by each Participating Employer and the obligation to pay the Bonus to each Participant shall be the sole liability of the Participating Employer(s) by which the Participant is employed, and neither the Company nor any other Participating Employer shall have any liability with respect to such amounts.

      (k) Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company, each Participating Employer and their successors and assigns and each permitted successor or assign of each Participant as provided in Section 7(b).

      (l) Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

      (m) Construction. In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate. Nothing in this Plan shall preclude or limit the ability of the Company, its subsidiaries and affiliates to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.

      (n) Plan Subject to Stockholder Approval. The Plan is adopted subject to the approval of the stockholders of the Company at the Company's 2005 Annual Meeting in accordance with Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e)(4), and no Bonus shall be payable hereunder absent such stockholder approval.

                               OMNICOM GROUP INC.
                  437 Madison Avenue o New York, New York 10022

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2005.

The undersigned hereby appoints Randall J. Weisenburger and Michael J. O'Brien, and each of them, as proxies, each with full power of substitution, to vote all shares of common stock of Omnicom Group Inc. that the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders to be held on May 24, 2005, and at any postponements or adjournments thereof, as specified on the reverse of this proxy card and in their discretion upon such other matters as may properly come before such Annual Meeting and at any postponements or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed by you if received by 11:59 p.m. Eastern Time, on Monday, May 23, 2005. If you do not give any direction, this proxy will be voted FOR Items (1), (2) and (3) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

If the undersigned is a participant in our employee retirement savings plan and/or our employee stock purchase plan and has Omnicom stock allocated to his or her account(s), then the undersigned directs the trustee or the administrator of the relevant plan likewise to appoint the above-named individuals as proxies to vote and act with respect to all shares of such stock so allocated in the manner specified on the reverse of this card and in their discretion on all other matters as may properly come before the meeting. If you are such a participant and your voting instructions are not received by 11:59 p.m., Eastern Time, on Thursday, May 19, 2005, the trustee of the employee retirement saving plans will vote your plan shares in the same proportion as it votes all other shares in the plan for which it has received timely voting instructions and the administrator of the employee stock purchase plan will not vote your shares.

Please specify your choices by marking the appropriate boxes on the REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. Therefore, please complete the reverse side and mail it or use our Internet or toll-free telephone voting system explained on the reverse side.

           (Continued and to be dated and signed on the reverse side)

--------------------------------------------------------------------------------

                           ^ FOLD AND DETATCH HERE ^

         FOR INTERNET AND TELEPHONE PROXY INSTRUCTIONS, SEE REVERSE SIDE

                                                                     Please
                                                                      mark
                                                                      with

                                                                      |X|

--------------------------------------------------------------------------------
                                                           FOR  AGAINST  ABSTAIN
1. Election of Directors     3. Ratification of KPMG LLP
                                as our independent         |_|    |_|      |_|
01 John D. Wren                 auditors for 2005

02 Bruce Crawford

03 Robert Charles Clark

04 Leonard S. Coleman, Jr.    FOR     WITHHOLD
                              ALL     FROM ALL
05 Errol M. Cook            NOMINEES  NOMINEES

06 Susan S. Denison           |_|       |_|

07 Michael A. Henning         FOR all, except vote WITHHELD from the
                              following nominee(s):
08 John R. Murphy
                              _____________________________________________
09 John R. Purcell

10 Linda Johnson Rice

11 Gary L. Roubos
                              FOR  AGAINST  ABSTAIN
2. Approval of the Senior
   Management Incentive Plan  |_|    |_|      |_|

--------------------------------------------------------------------------------

      The Board of Directors recommends that you vote FOR Items 1, 2 and 3.

Signature ______________________________________________________________________
Joint Signature if held jointly ___________________ Date: ________________, 2005

Please sign exactly as your name appears on this proxy. If stock is held in the name of joint holders, each should sign. If you are signing as a trustee, executor, etc., please so indicate. Please mark, sign, date and mail this card promptly in the postage prepaid return envelope provided.

--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^

Dear Shareholder:

We have established different ways to vote your shares. You may appoint your proxies to vote your shares by mailing the enclosed proxy card, or through the Internet or via toll-free telephone, 24 hours a day, 7 days a week. Please note that all proxy appointments through the Internet or by telephone must be received by 11:59 p.m., Eastern Time on Thursday, May 19, 2005, for shares held in our employee plans and by 11:59 p.m. Eastern Time, on Monday, May 23, 2005, for all other shares.

To vote over the Internet:

      o     Log on to the Internet and go to the website:
            http://www.proxyvoting.com/omc

      o     Have this proxy card ready

      o     Follow the instructions that appear on your computer screen

To vote over the telephone:

      o     On a touch-tone telephone, call 1-866-540-5760

      o     Have this proxy card ready

      o     Follow the recorded instructions

Your Internet or telephone authorization allows the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you elect to appoint your proxies by Internet or by telephone, you do NOT need to mail back your proxy card.